UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2007

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices) (Zip Code)

(408) 943-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 29, 2007, Cypress Semiconductor Corporation (the “Company”) completed the sale of certain assets associated with its network search engine (“NSE”) business unit targeting the high-volume desktop switching market to NetLogic Microsystems, Inc. (“NetLogic”). NetLogic is a publicly-traded fabless semiconductor company that designs, develops and markets high performance knowledge-based processors for a variety of advanced Internet, corporate and other networking systems. The assets sold to NetLogic in this transaction included the TCAM2 product line. Upon closing of the transaction, NetLogic paid the Company $14.6 million in cash consideration, which was determined based on arms length negotiation. The Company’s NSE business unit is a component of the Data Communications Division.

In connection with the transaction, the Company will provide certain transitional services to NetLogic for a limited time following the completion of the sale.

Prior Relationship with NetLogic:

During the first quarter of fiscal 2006, the Company completed the sale of a portion of the NSE business unit to NetLogic in exchange for approximately 1.7 million shares of NetLogic’s common stock valued at $58.5 million at the closing of the transaction. The assets sold to NetLogic in this previous transaction included the Ayama 10000, Ayama 20000, NSE 70000 and Sahasra 50000 product lines. In connection with the transaction, the Company provided certain transitional services to NetLogic for a limited time following the completion of the sale.

Other than this previous transaction, the Company did not have any material relationship with NetLogic prior to August 2007.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information

(d) Exhibits

2.1	Agreement for the Purchase and Sale of Assets, dated August 29, 2007, by and between NetLogic Microsystems, Inc. and Cypress Semiconductor Corporation.

CYPRESS SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per-share amounts)

	Six Months Ended July 1, 2007
	As Reported	Pro Forma Adjustments		Pro Forma
Revenues	$715,638	$(9,121)	a	$706,517
Costs and expenses (credit):
Cost of revenues	460,585	(5,762)	a	454,823
Research and development	95,107	(90)	a	95,017
Selling, general and administrative	143,417	(1,165)	a	142,252
In-process research and development charge	9,575	—		9,575
Amortization of acquisition-related intangibles	18,813	—		18,813
Impairment of acquisition-related intangibles	14,068	—		14,068
Impairment related to synthetic lease	7,006	—		7,006
Gains on divestitures	(10,782)	—		(10,782)

Total operating costs, net	737,789	(7,017)		730,772

Operating loss	(22,151)	(2,104)		(24,255)
Interest and other income, net	378,939	—		378,939

Income before income tax and minority interest	356,788	(2,104)		354,684
Income tax benefit	2,878	—		2,878
Minority interest, net of tax	1,673	—		1,673

Net income	$361,339	$(2,104)		$359,235

Basic net income per share	$2.35			$2.33
Diluted net income per share	$2.14			$2.13

Shares used in per-share calculation:
Basic	153,905	—		153,905
Diluted	168,994	—		168,994

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CYPRESS SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per-share amounts)

	Year Ended December 31, 2006
	As Reported	Pro Forma Adjustments		Pro Forma
Revenues	$1,091,553	$(29,736)	a	$1,061,817
Costs and expenses (credit):
Cost of revenues	631,328	(15,611)	a	615,717
Research and development	242,292	(279)	a	242,013
Selling, general and administrative	186,660	(3,843)	a	182,817
Amortization of acquisition-related intangibles	15,873	(219)	a	15,654
Impairment related to synthetic lease	2,704	—		2,704
Restructuring charges	489	—		489
Gains on divestitures	(14,730)	—		(14,730)

Total operating costs, net	1,064,616	(19,952)		1,044,664

Operating income	26,937	(9,784)		17,153
Interest and other income, net	25,773	—		25,773

Income before income tax and minority interest	52,710	(9,784)		42,926
Income tax provision	(6,859)	—		(6,859)
Minority interest, net of tax	(6,369)	—		(6,369)

Net income	$39,482	$(9,784)		$29,698

Basic net income per share	$0.28			$0.21
Diluted net income per share	$0.25			$0.19

Shares used in per-share calculation:
Basic	140,809	—		140,809
Diluted	179,271	(33,048)	b	146,223

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CYPRESS SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	As of July 1, 2007
	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$820,909	$14,587	c	$835,496
Short-term investments	165,030	—		165,030
Accounts receivable, net	208,307	—		208,307
Inventories	201,615	(2,686)	d	198,929
Other current assets	138,627	—		138,627

Total current assets	1,534,488	11,901		1,546,389

Property, plant and equipment, net	656,770	—		656,770
Goodwill	534,895	(4,872)	e	530,023
Intangible assets, net	76,900	—		76,900
Other assets	186,404	—		186,404

Total assets	$2,989,457	$7,029		$2,996,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$164,662	$—		$164,662
Accrued compensation and employee benefits	45,043	—		45,043
Deferred income	38,754	—		38,754
Income taxes payable	14,770	—		14,770
Other current liabilities	148,585	25	f	148,610

Total current liabilities	411,814	25		411,839

Convertible debt	800,000	—		800,000
Deferred income taxes and other tax liabilities	57,275	—		57,275
Other long-term liabilities	33,070	—		33,070

Total liabilities	1,302,159	25		1,302,184

Minority interest	266,438	—		266,438
Stockholders’ equity:
Preferred stock	—	—		—
Common stock	1,834	—		1,834
Additional paid-in capital	2,071,369	—		2,071,369
Accumulated other comprehensive income	12,223	—		12,223
Accumulated deficit	(64,842)	7,004	g	(57,838)

	2,020,584	7,004		2,027,588
Less: shares of common stock held in treasury, at cost	(599,724)	—		(599,724)

Total stockholders’ equity	1,420,860	7,004		1,427,864

Total liabilities and stockholders’ equity	$2,989,457	$7,029		$2,996,486

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CYPRESS SEMICONDUCTOR CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF TRANSACTION

On August 29, 2007, Cypress Semiconductor Corporation (the “Company”) completed the sale of certain assets associated with its network search engine (“NSE”) business unit targeting the high-volume desktop switching market to NetLogic Microsystems, Inc. (“NetLogic”). NetLogic is a publicly-traded fabless semiconductor company that designs, develops and markets high performance knowledge-based processors for a variety of advanced Internet, corporate and other networking systems. The assets sold to NetLogic in this transaction included the TCAM2 product line (the “Disposed Products”). Upon closing of the transaction, NetLogic paid the Company $14.6 million in cash consideration, which was determined based on arms length negotiation. The Company’s NSE business unit is a component of the Data Communications Division.

In connection with the transaction, the Company will provide certain transitional services to NetLogic for a limited time following the completion of the sale.

NOTE 2 – PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the sale of the Disposed Products on the Company’s historical results of operations and financial position. The accompanying unaudited pro forma condensed consolidated statements of operations are represented as if the transaction described in Note 1 had occurred on January 2, 2006 (the beginning of fiscal 2006). The unaudited pro forma condensed consolidated balance sheet is presented as if the transaction had occurred on July 1, 2007 (the end of the second quarter of fiscal 2007).

The pro forma adjustments are as follows:

a.	These adjustments are recorded to eliminate the revenues, cost of revenues and operating expenses which the Company believes (1) are directly attributable to the Disposed Products and (2) will not continue after the completion of the transaction.

b.	To exclude the shares issuable upon assumed conversion of the Company’s 1.25% convertible subordinated notes (the “1.25% Notes”). The 1.25% Notes became anti-dilutive as a result of the pro forma adjustments.

c.	To record the cash consideration received from NetLogic.

d.	To eliminate the assets sold to NetLogic.

e.	To eliminate an estimate of the goodwill relating to the Disposed Products in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

f.	To accrue for the estimated transaction costs associated with the sale.

g.	To record the preliminary gain on sale of the Disposed Products as if the transaction had consummated on July 1, 2007:

(In thousands)
Proceeds from sale	$14,587
Inventories sold to NetLogic	(2,686)
Allocation of goodwill	(4,872)
Accrued transaction costs	(25)

Gain on sale of the Disposed Products	$7,004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: September 5, 2007	By:	/s/ Brad W. Buss
Brad W. Buss Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
2.1	Agreement for the Purchase and Sale of Assets, dated August 29, 2007, by and between NetLogic Microsystems, Inc. and Cypress Semiconductor Corporation.